EXHIBIT 10.4

COMMERCIAL LEASE

1.	PARTIES:

In consideration for the terms and conditions stated herein Clematis LLC, a Massachusetts Limited Liability Company, with a principal place of business at 411 Waverley Oaks Road, Suite 340, Waltham, MA, 02452, LESSOR, which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to Scientific Learning Corporation, a Delaware corporation with a principal place of business at 300 Frank H. Ogawa Plaza, Suite 600, Oakland, CA 94612, which expression shall include its successors, executors, administrators, and assigns where the context so admits, (LESSOR and LESSEE collectively described herein as the “Parties”), and the LESSEE hereby leases, the following described premises:

2.	PREMISES:

6,026 rentable square feet + or - on the third floor at 135 Beaver Street, Suite 308 Waltham, MA 02452 (the “Building”) as further depicted in Exhibit A hereto (the “Leased Premises”). Together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said Leased Premises, and lavatories nearest thereto, as well as the non exclusive use of twenty two (22) unassigned parking spaces serving the Building.

3.	TERM:

The term of this lease shall be for three and one half (3 ½) years commencing on April 1, 2008 and ending on September 30, 2011. LESSOR shall not be responsible for any delays, costs and expenses caused by LESSEE’S failure to make decisions affecting the LESSOR’S Work in a timely manner or by any other delay beyond the LESSOR’s control.

4.	RENT:

The LESSEE shall pay to the LESSOR base rent at the rate of $138,598.00 dollars per year, payable in advance in monthly installments of $11,549.83, commencing April 1, 2008. During the term of the lease, LESSEE shall pay base rent and additional rent to the LESSOR monthly, in advance, not later than the first day of each calendar month. Upon the execution of this lease the LESSEE shall pay to the LESSOR the amount of $11,549.83 dollars which is the first month’s base rent.

5.	SECURITY DEPOSIT:

Upon the execution of this lease, the LESSEE shall pay to the LESSOR the amount of $23,099.66 dollars and maintain said amount during the term and said amount shall be held as a security for the LESSEE’S performance as herein provided and refunded to the LESSEE at the end of this lease, or any extension thereof, subject to the LESSEE’S redelivery of the Leased Premises and compliance with the conditions hereof.

6.	RENT ADJUSTMENT:

A. TAX ESCALATION: If in any tax year commencing with the fiscal year ending June 30, 2010, the real estate taxes on the land and buildings, of which the Leased Premises are a part, are in excess of the amount of the real estate taxes thereon for the fiscal year ending June 30, 2009 (hereinafter called the “Tax Base Year”), LESSEE will pay to LESSOR as additional rent hereunder, when and as designated by notice in writing by LESSOR, 6.28 percent (6.28%) of such excess that may occur in each year of the term of this lease or any extension or renewal thereof and proportionately for any part of a fiscal year. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE. The LESSEE shall, effective July 1, 2009, make estimated installment payments as additional rent as and when the payment of base rent is due. During the fiscal year ending June 30, 2010 (July 1, 2009- June 30, 2010) the LESSEE’S estimated installment payments shall be 105% of the actual real estate taxes assessed during the fiscal year ending June 30, 2009 (July 1, 2008- June 30, 2009) less the Tax Base Year amount. Thereafter, estimated real estate tax payments shall be based on 105% of the prior year’s actual real estate taxes less the Base Year amount. Actual real estate taxes will no be known at the beginning of each fiscal year and therefore retroactive adjustment to estimated payments shall be necessary when actual real estate taxes are known. After the end of each fiscal year, as and when the actual real estate taxes are available, LESSOR shall provide LESSEE written notice in reasonable detail of LESSEE’S pro rata share of the actual real estate taxes for such fiscal year less the Tax Base Year amount, the estimated payments made by LESSEE on account thereof, and the new estimated payments calculated in accordance with the above. The LESSEE shall pay LESSOR within thirty (30) days of receiving such written notice, the balance owed due to insufficient estimated payments made in accordance with the above, and the LESSOR shall credit the LESSEE’S account and deduct from the next monthly installments of base rent payable hereunder any excess estimated payments made in accordance with the above.

LESSEE’S percent of expense is calculated as follows: Leased Premises 6,026 rentable square feet, divided by total Building 95,989 rentable square feet equals 6.28%.

B. OPERATING COST ESCALATION: The LESSEE shall pay to the LESSOR as additional rent hereunder when and as designated by notice in writing by LESSOR, 6.28% of any increase in operating expenses over those incurred during the calendar year 2008 (hereinafter called the “OPEX Base Year”). Operating expenses are defined for the purposes of this lease in Exhibit E hereto. The LESSEE shall, effective January 1, 2009, make estimated installment payments as additional rent as and when the payment of base rent is due. During the calendar year 2009, the LESSEE’S estimated installment payments shall be 105% of the actual operating expenses assessed during calendar year 2008 less the OPEX Base Year amount. Thereafter, estimated operating expenses shall be based on 105% of the prior year’s actual operating expenses less the OPEX Base Year amount. As actual operating expenses will not be known until after the conclusion of each calendar year, retroactive adjustment to estimated payments shall be necessary when actual operating expenses are determined. After the end of each calendar year, as and when the actual operating expenses are available, LESSOR shall provide LESSEE written notice in reasonable detail of LESSEE’S pro rata share of the actual operating expenses for such calendar year less the OPEX Base Year amount, the estimated payments made by LESSEE on account thereof, and the new estimated payments calculated in accordance with the above. The LESSEE shall pay LESSOR, within thirty (30) days of receiving written notice thereof, the balance owed due to insufficient estimated payments made in accordance with the above, and the LESSOR shall credit the LESSEE’S account and deduct from the next monthly installments of base rent payable hereunder any excess estimated payments made in accordance with the above.

Increases shall be prorated should this lease be in effect with respect to only a portion of any calendar year.

C. LESSEE’S AUDIT: The LESSEE shall have a period of thirty (30) days from receipt of LESSOR’S statement or reconciliation of the annual operating expenses actually incurred for the Building to verify the same at the LESEE’S expense. LESSOR shall, upon reasonable notice from LESSEE, provide LESSEE, its accountants, advisors or consultants with reasonable access to such relevant books and records at the LESSOR’S office during reasonable business hours for the purpose of verifying LESSOR’S most recent statement or reconciliation of the annual operating expenses actually incurred for the Building. LESSEE agrees that the LESSEE, its accountants, advisors or consultants shall keep all information regarding the LESSOR strictly confidential. LESSEE shall provide LESSOR with the complete results of such inspection. Any mutually agreed upon verifiable overstatement of operating expenses shall be refunded to LESSEE within thirty (30) days of presentation of the results to LESSOR. Any understatement of operating expenses shall be paid to the LESSOR within thirty (30) days of completion of the above-mentioned inspection. LESSEE shall be entitled to such documentation and inspection no more than once per calendar year. If the LESSOR and LESSEE determine in good faith, as a result or consequence of such audit, that operating expenses were overstated by more than five percent (5%), all reasonable costs and expenses of LESSEE in conducting such audit shall be paid by LESSOR, within thirty (30) days of invoice to LESSOR.

7.	UTILITIES:

LESSEE shall have independent access to the Lease Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year. The LESSEE shall pay, as they become due, all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the Leased Premises and separately metered (or submetered), or are servicing the Leased Premises exclusively. The LESSOR agrees to provide all other utility service and reasonable heat and air conditioning (except to the extent that the same are furnished through separately metered or submetered utilities or separate fuel tanks as set forth above) to the Leased Premises, during normal business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service, to light passageways, stairways and parking lots during business hours, and to furnish the cleaning services to the Building and Leased Premises described in Exhibit F. Normal business hours are 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays. LESSEE shall be charged for HVAC use at a rate of $0.50 per ton per hour for HVAC usage (“HVAC Rate”) outside of normal business hours or in excess of normal office usage as additional rent. The HVAC Rate is subject to review and adjustment by LESSOR. LESSOR shall provide written notice to the LESSEE thirty (30) days prior to the effective date of any increase in the HVAC Rate. LESSOR shall not be liable for damages for any reason, or for any inconvenience, interruption or consequences resulting from the failure of utilities or any service due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR’S control. If such cause is the result of the negligent act or omission of LESSOR, its agents, contractors or employees and continues for more than five (5) days after notice from LESSEE, as its sole remedy, LESSEE’S rental obligations shall be abated until such time as the damage or interruption is restored.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Leased Premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the obligation solely of the LESSEE, provided that such installation shall be subject to the written consent of the LESSOR, which shall not be unreasonably withheld, conditioned or delayed.

8.	USE OF LEASED PREMISES:

The LESSEE shall use the Leased Premises only for the purpose of an office use.

9.	COMPLIANCE WITH LAWS:

The LESSEE acknowledges that no trade or occupation shall be conducted in the Leased Premises or the building or property of which the Leased Premises are a part, or use made thereof which is unlawful, improper, noisy or offensive, or contrary to any law, regulation or municipal by-law or ordinance in force in the city or town in which the Leased Premises are situated.

10.	FIRE INSURANCE:

The LESSEE shall not permit any use of the Leased Premises which will make voidable any insurance on the property of which the Leased Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by any unusual use (i.e., not subsumed by the LESSEE’S permitted use established in Section 8) by LESSEE of the Leased Premises or the property of which the Leased Premises are a part.

11.	MAINTENANCE:

A. LESSEE’S OBLIGATIONS: The LESSEE agrees to maintain the Leased Premises in good condition acknowledging that the Leased Premises are now in good order and the glass whole. The LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR which consent shall not be unreasonably withheld, conditioned or delayed, before erecting any sign on the Leased Premises or the building or property of which the Leased Premises are a part.

B. LESSOR’S OBLIGATIONS: The LESSOR agrees to maintain the structure of the building of which the Leased Premises are a part in the same condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE, its agents, employees, invitees or those for whose conduct the LESSEE is legally responsible.

C. SELF HELP IN EMERGENCY: In the event of an emergency which threatens the safety of individuals or damage to the building or it’s contents, including personal property, the LESSOR may respond to the emergency, and any costs incurred by the LESSOR on behalf of the LESSEE, or due to the acts or negligence of the LESSEE, its agents, employees, invitees or those for whose conduct the LESSEE is legally responsible, shall, subject to paragraph 17 hereto, be charged to and recovered from the LESSEE. LESSOR shall not be liable for any damages caused by said emergency, or any action or omission by the LESSOR under this paragraph.

D. LESSOR’S APPROVAL: Whenever in this lease LESSOR’S approval is required, such approval shall be deemed given if the LESSOR has failed to deliver to LESSEE within thirty (30) days from the date LESSOR receives the later of (i) LESSEE’S request; or (ii) all information with relevant particularity and specificity, reasonably necessary to make a determination regarding LESSEE’S request; its determination to deny or modify LESSEE’S request with relevant particularity and specificity.

12.	ALTERATIONS - ADDITIONS:

The LESSEE shall not make structural alterations or additions to the Leased Premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, such consent not to be unreasonably withheld, conditioned, or delayed. All such allowed alterations shall be at LESSEE’S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the Leased Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. LESSEE shall indemnify and hold the LESSOR harmless from any losses, costs and claims arising from all such liens. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

13.	ASSIGNMENT - SUBLEASING:

The LESSEE shall not assign or sublet the whole or any part of the Leased Premises without LESSOR’S prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Any transfer of interests in LESSEE between or among existing holders thereof, to an affiliate of LESSEE or an entity acquiring some or all of the stock of LESSEE in the nature of a merger or consolidation, or as a consequence of the public trading or LESSEE’S stock shall not be an assignment or subletting requiring any approval hereunder as long as the transferee has the same or greater net worth than LESSEE on the date of execution hereof and complies and conforms with the terms and conditions of this lease and the LESSEE has provided LESSOR with thirty (30) days prior written notice therof. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. See Addendum.

14.	SUBORDINATION:

This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage granted by the LESSOR, in existence now or at any time hereafter as a lien or liens on the property of which the Leased Premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. Notwithstanding the foregoing, the LESSOR shall use commercially reasonable efforts to obtain from any future mortgagee seeking a subordination of this lease a commercially reasonable agreement from said future mortgagee that LESSEE’S rights hereunder, so long as LESSEE is not in default beyond any applicable cure periods, shall not be disturbed by said future mortgagee.

15.	LESSOR’S ACCESS:

The LESSOR or agents of the LESSOR may, at reasonable times, upon reasonable notice, enter to view the Leased Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the Leased Premises to others, and at any time within six (6) months before the expiration of the term, may affix to any suitable part of the Leased Premises a notice for letting or selling the Leased Premises or property of which the Leased Premises are a part and keep the same so affixed without hindrance or molestation.

16.	INDEMNIFICATION AND LIABILITY:

The LESSEE shall indemnify and hold the LESSOR harmless from all loss and damage occasioned by the negligence of the LESSEE which is not otherwise covered by insurance, including loss and damaged occasioned by the use or escape of water or by the bursting of pipes, or by any nuisance made or suffered on the Leased Premises or the property of which the Leased Premises are a part, unless such loss is caused by the negligence of the LESSOR. LESSEE shall not install or attach any appurtenances to the plumbing or heating systems and LESSEE shall indemnify and hold LESSOR harmless from any and all loss occasioned by the installation or attachment of said appurtenances. LESSOR shall not be liable for damages arising from the natural accumulation of snow and/or ice. The reasonable removal of snow and ice from the sidewalks bordering upon the Leased Premises shall be LESSOR’S responsibility.

17.	LESSEE’S LIABILITY INSURANCE:

The LESSEE shall maintain with respect to the Leased Premises and the property of which the Leased Premises are a part therein (i) General Liability Bodily Injury and Property

Damage primary liability limit of $1,000,000 on an occurrence basis with a general aggregate limit of $2,000,000, (ii) Umbrella liability limit of a minimum of $1,000,000, (iii) Worker’s compensation statutory liability, (iv) employer’s non-owned and hired auto at a combined single limit for Bodily injury and Property Damage of $1,000,000, each in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within twenty (20) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

LESSOR and LESSEE intend that their respective property loss risks shall be borne by responsible insurance carriers qualified to do business in Massachusetts and in good standing therein, and LESSOR and LESSEE hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and to the extent they are able, waive all rights subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover hereunder. Each party hereto, to the extent they are able, will obtain from their respective insurance carriers as to such policies of insurance a waiver of such carrier’s rights of recovery under subrogation or otherwise against such party. Except as provided herein, the parties to this lease are each responsible for insuring their own property.

18.	FIRE, CASUALTY - EMINENT DOMAIN:

Should a substantial portion of the Leased Premises, or of the property of which they are a part be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease by notice given to LESSEE within thirty (30) days of such event. When, through no fault of the LESSEE, such fire, casualty, or taking renders the Leased Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if;

	(a)	The LESSOR fails to give written notice within thirty (30) days of intention to restore Leased Premises, or

	(b)	The LESSOR fails to restore the Leased Premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

The LESSOR reserves and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Leased Premises for any taking by eminent domain, except for damage to the LESSEE’S fixtures, property or equipment.

19.	DEFAULT AND BANKRUPTCY:

If:

	(a)	The LESSEE shall default in the payment of any installment of base rent, additional rent or other sum herein specified and such default shall continue for five (5) days following written notice; provided that the LESSEE shall only be entitled to two (2) such notices per calendar year; after the second five (5) day notice in any calendar year, a default shall occur for a default in the payment of any installment of base rent, additional rent or other sum herein specified and such default shall continue for five (5) days after the date said payment is due; or

(b)

The LESSEE shall default in the observance or performance of any other of the LESSEE’S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof, provided, however, that if such default of LESSEE is one not normally or particularly susceptible of cure within thirty (30) days and LESSEE has commenced and is diligently proceeding with cure of said default, LESSEE shall have a reasonable period of time to cure such default not to exceed ninety (90) days; or

(c)

The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE’S property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Leased Premises, to declare the term of this lease ended, and remove the LESSEE’S effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term, or the LESSOR may elect to be indemnified for loss of rent and other sums due under this lease by a lump sum payment representing the then present value of the amount of all sums which would have been paid in accordance with this lease for the remainder of the term minus the then present value of the aggregate market rate, as defined below, and additional charges payable for the Leased Premises for the remainder of the term, taking into account reasonable projections of vacancy and time required to re-lease the Leased Premises. For purposes hereof, market rate shall be the then current effective rate of rent (adjusted, if necessary, to reflect any free rent or comparable concessions), being charged for comparable space in comparable buildings. For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described above, the most recent full year’s tax and operating expense payments shall be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) plus three percent (3%) shall be used in calculating present values. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE’S part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may elect to remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of twelve percent (12%) per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent. It is expressly understood and agreed that the LESSEE’S obligation to pay base rent, additional rent, and any and all additional charges, is independent of any obligation or covenant entered into by the LESSOR.

20.	NOTICE:

Any notice or other communication relating to the Leased Premises or to the occupancy thereof shall be deemed duly served if in writing and addressed and delivered in the manner herein described: (1) mailed by first class, United States Mail, registered or certified mail, return receipt requested, postage prepaid; or (2) hand delivered to the intended addressee; or (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder within 24 hours. All notices shall be effective on the date of delivery or the date when proper delivery is refused by the addressee or any representative thereof.

All notices and other communications relating to the Leased Premises or to the occupancy thereof from the LESSOR to the LESSEE prior to the LESSEE’S occupancy shall be addressed to the LESSEE at LESSEE’S address in paragraph one, Attention: Louise Dube, VP, General Manager, Speech Products, Fax #781-547-6039. All notices and other communications relating to the Leased Premises or the occupancy thereof from the LESSOR to the LESSEE after the LESSEE’S occupancy shall be addressed to the LESSEE at LESSEE’S address in paragraph two, Attention: Louise Dube, VP, General Manager, Speech Products, Fax #781-547-6039 (Fax number is subject to change), with a copy of any notices required pursuant to Paragraph 19 to Linda Carloni, Vice President and General Counsel, Scientific Learning Corporation, 300 Frank H. Ogawa Plaza, Suite 600, Oakland, California 94612-2040, Fax #510-874-1864.

All notices, payments and other communications relating to the Leased Premises or to the occupancy thereof from the LESSEE to the LESSOR shall be addressed to the LESSOR at 411 Waverley Oaks Road, Suite 340, Waltham, MA 02452, fax #781-893-6623.

Either party, by written notice to the other, may change the address to which notice is required to be given hereunder.

21.	SURRENDER:

The LESSEE shall at the expiration or other termination of this lease remove all of LESSEE’S goods and effects from the Leased Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Leased Premises). LESSEE shall deliver to the LESSOR the Leased Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Leased Premises, in good condition, damage by fire or other casualty only excepted. In the event of the LESSEE’S failure to remove any of LESSEE’S property from the Leased Premises upon the expiration or other termination of the lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’S expense, or to retain same under LESSOR’S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

If LESSEE continues to occupy, control or remain in any part of the Leased Premises beyond the expiration or earlier termination of the term of this lease, including any extensions thereto, such holding over shall not be deemed to create any tenancy, but the LESSEE shall be a Tenant at Sufferance only and shall be liable for all loss, damage or expenses incurred by the LESSOR. All other terms of this lease shall apply, except that use and occupancy payments shall be due in full monthly installments which shall be paid to LESSOR at the times and manner determined by the LESSOR, in advance and in an amount equal to the greater of one and one half (1-1/2) times either of the following: (i) base rent, additional rent and other sums due under the lease, including any extensions thereto, immediately prior to termination, or (ii) LESSOR’S then published rent for the Leased Premises. It is expressly understood and agreed that such extended occupancy is a Tenancy at Sufferance only, solely for the benefit and convenience of the LESSEE and is of greater rental value. If LESSEE continues to occupy, control or remain in all or any part of the Leased Premises beyond noon of the last day of any monthly rental period, said action shall constitute LESSEE’S occupancy for an entire additional month, and increased payment as provided by this section, shall be due and payable immediately in advance. LESSOR’S acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE’S status as a Tenant at Sufferance.

22.	LATE FEES:

LESSEE agrees that because of actual damages for a late payment or a dishonored check are difficult to fix or ascertain, but recognizing that damage and injury result therefore, LESSEE agrees that if payments of base rent, additional rent and other obligations are not received in hand by LESSOR five (5) days after the date it is due, LESSEE agrees to pay liquidated damages equal to five percent (5%) of the total delinquent amount owed. The postmark on the payment, received plus three (3) days, shall be conclusive evidence of whether the payment is delinquent. However, LESSOR is not responsible for late deliveries by U.S. Mail. LESSEE agrees to pay a liquidated damage of $25.00 for each dishonored check. If two (2) or more of the LESSEE’S checks are dishonored in a twelve (12) month period, the LESSOR, in addition to other rights, shall have the right to demand payment by Certified Check or Money Order. So long as the late payment is received no more than ten (10) days after it is due, the LESSEE shall be entitled to have the late fee waived once per calendar year. Said waivers shall not accumulate from year to year.

23.	BROKERAGE:

LESSOR and LESSEE represent to each other that neither party has dealt with any broker or any other person in connection with showing the Leased Premises and this lease other than Glenn Commercial Group and McPherson Corporation. LESSOR and LESSEE agree that each will hold harmless and indemnify the other from any loss, cost, damage and expense, including reasonable attorney’s fees incurred by LESSOR or LESSEE for a commission or finder’s fee as a result of the falseness of this representation.

24.	OPTION TO EXTEND:

Provided the LESSEE is not in default hereunder beyond any applicable grace or cure periods, LESSEE shall have one (1) three (3) year option to extend the lease term at a rent equal to the greater of the following: (a) market rate for equivalent office space in similarly located buildings within the Waltham market as determined by LESSOR; or (b) the total rent then in effect as of the expiration date of the then current lease term. In no event shall the rent for the option term be less than the total rent then in effect as of the expiration date of the then current lease term. LESSEE must give LESSOR written notice it is exercising its extension option no later than six (6) months prior to the expiration of the then current lease term (“Extension Notice”). LESSOR shall provide LESSEE with the rent rate for the extended term within thirty (30) days of receiving the Extension Notice. In the event LESSEE notifies LESSOR as provided herein and, within thirty (30) days of receiving the LESSOR’S rent rate for the extended term has, in accordance with this paragraph, (i) delivered a fully executed mutually agreeable lease amendment, (ii) updated all deposits, and (iii) tendered the first month’s base rent for the extended term, then the Lease Agreement shall automatically be extended three (3) years from the date the Lease Agreement would have expired had the option to extend not been exercised. LESSEE shall be responsible for all payments necessary to maintain a security deposit equivalent to a minimum of two (2) month’s base rent. All other terms and provisions under the Lease Agreement, other than LESSOR’S Work or other tenant improvements, shall continue through the extended lease term. In the event the LESSEE does not provide the Extension Notice, execute a lease amendment and provide payment as provided herein, the LESSEE shall be deemed to have waived its option to extend the lease term and this Lease Agreement shall terminate upon the expiration of the then current term.

25.	QUIET ENJOYMENT:

Subject to the terms, conditions and limitations set forth in this lease, LESSEE shall, upon paying base rent, additional rent and other sums herein specified in full compliance with the terms and conditions contained herein and performing all of LESSEE’S terms, conditions and obligations under this lease, peacefully and quietly have, hold and enjoy the Leased Premises, and LESSEE’S possession will not be disturbed by the LESSOR and anyone claiming by, through, or under the LESSOR throughout the lease term, and any extension thereof, or until the lease is otherwise terminated as herein provided.

26.	OTHER PROVISIONS:

(A)

Entire Agreement: This lease constitutes the entire agreement between LESSOR and LESSEE regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this lease, no representations, warranties, or agreements have been made by the LESSOR or LESSEE to the other with respect to this lease or the obligations of LESSOR and LESSEE in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this lease or any exhibits or amendments thereto.

	(B)	It is also understood and agreed that the following attached items are part of this lease.

•	Addendum

•	Exhibit A - Floor Plan

•	Exhibit B - LESSOR’S Work

•	Exhibit C - Building Rules and Regulations

•	Exhibit D – Legal Description of Premises on which Leased Premises are located

•	Exhibit E - Building Operating Expenses

•	Exhibit F - Cleaning Schedules

IN WITNESS WHEREOF, the Parties hereto set their hands and seals this _______ day of February, 2008.

LESSEE	LESSOR
Scientific Learning Corporation	Clematis LLC
By its Manager, Duffy Bros. Management, Inc

By:	Norman J. Duffy, President
Its: Duly Authorized	Duly Authorized

LEASE ADDENDUM

1.	LESSEE shall not change the color or appearance of the outside of the Leased Premises.

2.

LESSOR will provide, at LESSOR’S expense Directory signage similar with Directory signage provided other tenants in the building. Any signage at the entrance to the Leased Premises shall be at LESSEE’S expense and LESSEE shall obtain written consent of LESSOR which consent shall not be unreasonably withheld, conditioned or delayed, prior to installing entrance signage. Except as provided above, LESSEE shall not post signs on the exterior of the Leased Premises, or the building or property of which the Leased Premises are a part.

3.	The parking spaces shall not be used for dead storage of vehicles or other merchandise or material.

4.	LESSEE shall not keep or store any vehicles, containers, merchandise or refuse outside the Leased Premises.

5.	LESSEE shall be responsible to dispose of LESSEE’S own trash and refuse except for normal office waste basket trash.

6.

(A) Upon request for consent to assign or sublease, the LESSOR may refuse or consent to assign or sublease, or if LESSOR prefers to resume possession of the space which the LESSEE wishes to assign or sublet, LESSOR may refuse consent, and, in that event, this lease shall terminate at a mutually agreed date, with respect to the space proposed for assignment or sublease, and the parties hereby agree, thereupon, to mutually release each other from rights and obligations of this agreement, with respect to the space proposed for assignment or sublease. The parties shall deem the term of this agreement, as it applies to the space proposed for assignment or sublease, as expiring at the mutually agreed date.

(B) The LESSEE may, upon written notice to LESSOR and provided such assignee or subtenant has the same or similar use as LESSEE and does not otherwise conflict or compete with existing tenants, assign or sublease to a parent, affiliate or subsidiary of the LESSEE.

(C) If an assignment or sublease is entered into, LESSEE shall, within thirty (30) days of receipt thereof, pay to LESSOR fifty percent (50%) of any base rent, additional rent or other sum or other consideration to be paid or given in connection with such assignment or sublease, either initially or over time, in excess of the base rent and/or additional rent and/or other charges to be paid under this lease (“Sublease Profits”) as if such amount were originally called for by the terms of this lease as additional rent, provided that, prior to the division of the Sublease Profits in the manner noted above, the LESSEE may deduct all reasonable, customary actual expenses of LESSEE which are attributable to the transfer, including, legal fees, brokerage commissions, allowances for free rent and tenant improvements and the like paid by LESSEE in connection with the assignment or sublease.

(D) LESSEE shall reimburse LESSOR from LESSEE’S portion of the Sublease Profits for reasonable LESSOR’S attorneys’ fees for examination of and/or preparation of any documents in connection with such assignment or subletting in an amount up to but not to exceed $1,500.00.

7.	LESSEE may maintain the insurance required to be carried by LESSEE under blanket policy of insurance insuring LESSEE and other companies affiliated with LESSEE.

8.

LESSEE acknowledges that it is part of a multi tenant building and agrees to refrain from and/or immediately cease any wrongful or harmful act or omission by the LESSEE, its employees, agents, affiliates, assignees, subtenants or invitees which may interfere, offend, or conflict with the rights of the LESSOR or other tenants.

EXHIBIT A

FLOOR PLAN

EXHIBIT B

LESSOR’S WORK

LESSOR shall conduct the following LESSOR’S Work using available building standard quantities and materials:

1.	Construct premises pursuant to the attached floor plan

2.	Install new kitchen, sink, counter top, lower and upper cabinets. (Dishwasher not included)

3.	Install new Ceiling tiles

4.	Vent for computer room cooling unit

5.	New carpet (color selected by LESSEE from building standards)

6.	Paint throughout (color selected by LESSEE from building standards)

Not included in the LESSOR’S Work are any and all costs or work associated with:

(i) telephone/data/voice/network throughout the Leased Premises; and

(ii) cubicles and/or open areas, including but not limited to costs or work associated with their installation or setup, and any telephone/data/voice/network and/or A/C power wiring, coring, through floor access modules, or other wiring therefore; and

(iii) Interior blinds; the installation of any interior blinds and/or window treatments which may be visible from the common area or outside the Leased Premises is subject to the LESSOR’S written consent; and

(iv) Coring the conference room floor and the server room.

Except for the items noted above, the Leased Premises shall be delivered in “AS IS” condition and LESSEE acknowledges that by taking possession of the Leased Premises, the Leased Premises “AS IS” are suitable for its intended use. LESSEE shall be responsible for any delays, costs and expenses caused by LESSEE’S failure to make decisions affecting the LESSOR’S Work in a timely manner. LESSEE shall be solely responsible for all costs, expenses and delays resulting from requests by LESSEE for work, quantities or materials in excess of the LESSOR’S Work noted above, provided, however, that the LESSOR shall not incur or impose any such costs, expenses or delays without first advising LESSEE of the nature and amount of such costs, expenses or delays and allowing LESSEE to reconsider its requirements.

EXHIBIT C

BUILDING RULES AND REGULATIONS

1.	Every reference herein to “LESSOR’S Consent” means “prior written consent of the LESSOR in each instance”.

2.

The sidewalk, entry, passages, elevator and stairways shall not be obstructed by the LESSEE and shall not be used by them for any other purpose than for ingress and egress to and from their respective premises. Excepted from this restriction is use of these facilities for purpose of moving furniture and equipment to or from the Leased Premises, which is permitted outside of normal office hours and on a non-interference basis with respect to other occupants of the Building.

3.

The floors and windows that receive or admit light into passageways, or into any place in said building, shall not be obstructed by any LESSEE. The elevators, water closets, and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or unsuitable substances, shall be added to them.

4.	Except as specifically provided in the lease, no sign, advertisement, or notice shall be placed on any part of the outside or inside of the building.

5.	No auction sales shall be conducted in or around the Building.

6.

No LESSEE or employee thereof shall smoke tobacco in any part of the Building. Upon notice from the LESSOR, LESSEE shall immediately cease all activity in and around the Building which, in the reasonable discretion of the LESSOR, constitutes noisy, offensive or disruptive activity. LESSEE shall be responsible for the acts and omissions of their employees, agents and assigns.

7.

The LESSEE shall not at any time exceed a floor capacity of one hundred and twenty-five pounds per square foot. All damage done to the Building by taking in or out a safe or other heavy or bulky object, or during the time it is in or on the Leased Premises, shall be repaired at the expense of the responsible LESSEE. Each LESSEE is required to notify and arrange with the Building superintendent when safes, furniture, or like property are to be taken into or out of the Building. No freight, furniture, or bulky package or matter of any description shall be carried on the elevators except as shall not by their size, weight or nature damage the elevators, and which shall be loaded and carried only with appropriate protective measures, and which elevating shall not inhibit or restrict normal pedestrian traffic.

8.	No LESSEE may change any locks without the LESSOR’S consent.

9.

No LESSEE shall use any method of heating or cooling other than that provided by the LESSOR, except for personal fans and heaters (provided they are properly used and appropriately rated for office use) without the LESSOR’S consent.

10.

Each LESSEE shall keep the Leased Premises in a good state of cleanliness, and for such purposes shall, during the term of the lease, make use of an approved cleaning service for the Building. LESSOR shall provide, at LESSOR’S expense the cleaning services as described in Exhibit F. No tenant shall employ any person or persons other than an approved cleaning service for the Building for the purpose of cleaning, or of taking charge of the Leased Premises unless other arrangements have been approved by LESSOR in writing. Each LESSEE agrees that the LESSOR shall not be responsible to any LESSEE for any damage or loss of property within the Leased Premises.

11.

Nothing shall be thrown out of the windows or doors or down the passages or light shafts or upon the skylights of the Building or upon or into any heating or ventilating register or plumbing apparatus of the Building, or be placed or left upon any outside windowsill, fire escape or other projection of the Building.

12.	No animals, including but not limited to reptiles and insects, shall be kept in or about the Building.

13.

LESSEE will not introduce or admit into the Building any means of external communication without the LESSOR’S consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing LESSEE shall have the right to select and employ the voice, data and other communications service vendors of their choice, and shall not be liable to pay LESSOR or anyone claiming by, through or under LESSOR any service fee or interconnection charges for access of such vendor to the Lease Premises. Notwithstanding the foregoing, LESSEE shall immediately cease such means of communication which disrupts and/or interferes with the rights of other tenants. LESSEE shall be solely responsible for such disruption and/or interference.

14.

No machine or machinery of any kind other than usual and customary office equipment, including but not limited to typewriters, computers, copiers and fax machines, shall be operated on or in the Building, without the LESSOR’S consent.

15.

All complaints by a LESSEE shall be made in writing to the LESSOR. Each tenant shall give to the LESSOR’S Building superintendent prompt written notice of any damage known to LESSEE or defect in pipes, wires, appliances or fixtures in or about the Building or their Leased Premises and of any damage to any part of the Building or Leased Premises.

16.

LESSEE shall not be permitted to use or keep in the Building any kerosene, burning fluid, or other illuminating material, inflammable, explosive, corrosive or otherwise harmful substance or materials, except as is customary in office or computer facilities, without the LESSOR’S consent. Notwithstanding such consent, LESSEE shall be solely liable and responsible for ensuring that such material is kept, maintained, stored, destroyed, disposed and discharged in accordance with all applicable federal, state, regulatory and local laws, regulations and ordinances as well as industry standards and practices. LESSEE shall indemnify and hold LESSOR harmless for its failure to comply with the above.

17.	No LESSEE shall use or permit any room or portion thereof to be used by anyone for the purpose of lodging or sleeping therein.

18.

The LESSOR reserves the right to rescind any of these rules and to make such other and further reasonable and uniform rules and regulations of general applicability as in its reasonable judgment may from time to time be needful for the safety, care, and cleanliness of the Building, and for the preservation of good order therein, provided, that such other and further rules shall not be inconsistent with the proper and rightful enjoyment by the LESSEE under the within lease.

19.

LESSEE shall not install, attach or modify any appurtenances to the plumbing or HVAC systems without the LESSOR’S prior written consent and LESSEE shall indemnify and hold LESSOR harmless from any and all loss occasioned by the installation, modification or attachment of any such appurtenances.

EXHIBIT D

LEGAL DESCRIPTION OF PREMISES ON WHICH
LEASED PREMISES ARE LOCATED
135 BEAVER STREET

A certain parcel of land in Waltham, Middlesex County, Massachusetts, situated on the southerly side of Waverley Oaks Road and the easterly side of Beaver Street, shown as Lot 1 on a Plan of Land entitled “Plan of Land in Waltham, MA”, dated May 15, 1996 and revised on May 31, 1996 by Beals and Thomas, Inc., 200 Fribeg Parkway, Westborough, MA and recorded with the Middlesex South District Registry of Deeds as Plan 530 of 1996 and in Book 26405, Page 482.

Beginning at a point on the southerly side line of Waverley Oaks Road, said point being 195.00 feet easterly of a point of curvature shown on said plan, then;

NORTHEASTERLY by Waverley Oaks Road two hundred nineteen 12/100 (219.12) feet;

SOUTHEASTERLY by Lot 2 four hundred seven 91/100 (407.91) feet;

NORTHEASTERLY by Lot 2 twenty-seven 75/100 (27.75) feet;

SOUTHEASTERLY by Lot 2 one hundred nine 19/100 (109.19) feet;

SOUTHWESTERLY by Land now or formerly owned by the Commonwealth of Massachusetts one hundred thirty-six 92/100 (136.92) feet;

SOUTHWESTERLY by Land now or formerly owned by the Commonwealth of Massachusetts by a curve of five hundred eighty-eight 01/100 (588.01) feet radius and a length of seventy 92/100 (70.92) feet;

SOUTHWESTERLY by Lot 3 one hundred thirty-six 63/100 (136.63) feet;

NORTHWESTERLY by Beaver Street two hundred ninety-two 27/100 (292.27) feet;

NORTHEASTERLY by Land now or formerly owned by Shell Oil Co. one hundred forty-five 00/100 (145.00) feet;

NORTHWESTERLY by Land now or formerly owned by Shell Oil Co. one hundred fifty-two 48/100 (152.48) feet to the point of beginning.

Lot 1 contains 164,032 square feet of land, more or less. Subject to all easements, rights of way, reservations, restrictions and encumbrances of record, to any existing tenancies, to all zoning laws and ordinances, and to any state of facts an accurate survey or inspection of the premises would show.

EXHIBIT E

BUILDING OPERATING EXPENSES

I.	Operating Expenses shall consist by way of example the following items of building and property costs:

1.

Labor, materials, supplies and services for all maintenance and cleaning of the Building, its machinery and other personal property; and for maintenance, cleaning, snow removal and landscape care on the grounds and the exterior of the Building.

2.	Allowance equal to five percent (5%) of rent for general supervisory, administrative expenses and management fees.

3.	Cost of waste disposal.

4.	Costs of license, inspection and permit fees.

5.	Heat, air conditioning and ventilation for the Building and lighting and power for common areas and property.

6.	Janitorial and cleaning services provided to LESSEE on an equal basis with other tenants.

7.	Maintenance, repair, and service contracts.

8.	Security expenses including watchmen, guards and security services (if necessary).

9.	Insurance premiums including fire, casualty, general liability, property damage, etc.

10.

Reserves for capital replacement and improvements, equal to 2% of rent for the replacement value of capital equipment. However, expenditures for such capital replacements and improvements are specifically excluded.

11.	Water, sewer and general utility charges.

II.	The following items or categories of costs or expenses shall be specifically excluded from operating expenses:

1.	Costs incurred by LESSOR for the repair of damage to the Building, to the extent that LESSOR is reimbursed by insurance proceeds;

2.

Costs including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating, other than costs associated with improvements made in areas accessible by all tenants in the Building;

3.

Leasing commissions, attorney’s fees, space planning costs, and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;

4.	Expenses in connection with services or other benefits which are not offered to LESSEE but which are provided to another tenant or occupant of the Building or for which LESSEE is charged directly;

5.	Costs incurred by LESSOR due to the violation by LESSOR or any tenant of the terms and conditions of any lease of space in the Building;

6.

Overhead and profit increment paid to LESSOR or to subsidiaries or affiliates of LESSOR for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third party on a competitive basis.

7.	Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the property on which the Building stands;

8.

All items and services for which LESSEE or any other tenant in the Building reimburses LESSOR (other than through LESSEE’S percentage share or any other tenant(s) percentage share of operating expenses), or which LESSOR does not offer to LESSEE and provides selectively to one or more tenants (other than LESSEE);

9.	Advertising and promotional expenditures;

10.	Electric power costs for which any tenant directly contracts with the local public service company;

11.	Tax penalties incurred as a result of LESSOR’S negligence or inability or unwillingness to make payments when due;

12.	LESSOR’S gifts, charitable contributions or political contributions;

13.	Any ground lease rental;

14.	All capital expenditures as determined pursuant to generally accepted accounting principles, except for those permitted in paragraph I.10 above;

15.	Depreciation and interest payments;

16.	LESSOR’S general corporate overhead and general and administrative expenses above the level of the building manager, except for those permitted in paragraph I.2 above;

17.	Costs to acquire art or decoration for the Building except for those permitted in paragraph I.1 or paragraph II.2 above;

18.	Costs of installing, operating or maintaining any specialty services (e.g. luncheon club, sundry shop, newsstand, concession stand or athletic club);

19.	Costs incurred in connection with upgrading the Building to comply with handicap, life, fire and safety codes in effect prior to the Commencement Date;

20.	Costs incurred for environmental testing, clean-up or remediation of hazardous wastes, hazardous materials or oil present at, on, in or under the Leased Premises or Building.

Betterments assessed by any governmental authority in excess of $10,000.00 which are not specifically charged to LESSEE, and which can be paid by LESSOR in installments, without penalty, over a period in excess of one year, shall be deemed to have been paid by LESSOR in a reasonable number of installments permitted by law and not included as operating expenses except in the year in which the betterment installment was due.

EXHIBIT F

CLEANING SCHEDULE

NIGHTLY: Between the hours of 5:00 p.m. and 6:00 a.m., Monday through Friday, legal holidays excluded.

1.	Restrooms:

•	Dust and spot clean all toilet partitions, tile walls and receptacles.

•	Refill all dispensers including soap, toilet tissue, paper towels, etc.

•	Dust mop or sweep floors thoroughly; wash and rinse using a germicidal detergent.

•	Empty all trash receptacles and replace plastic liners.

•	Clean and polish all chrome fittings and bright work, including shelves, flushometers and metal dispensers.

•	Clean, sanitize and polish all fixtures including toilet bowls, urinals and sinks using a germicidal detergent solution.

•	Clean and sanitize both sides of toilet seats with a germicidal detergent solution.

•	Clean and polish all mirrors and glass.

2.	Wash and clean water fountains with a germicidal detergent solution.

3.

Office rubbish removal. Empty wastebaskets and replace liners, resulting from business office use, not including manufacturing or product packaging materials, the removal and disposal of this type of rubbish is Tenants responsibility.

4.	Vacuum carpeted areas as needed.

5.	Dry mop, wet mop and burnish tile floors to a polished appearance and/or vacuum and spot clean carpeting.

6.	Wet wipe table tops in employee lounge, including cleaning of any spills, if applicable.

7.	Keep sidewalks and parking area clean and rubbish free.

8.	Clean entrance door glass to remove finger marks, smudges, etc.

WEEKLY:

1.	Dust rails and sills or as needed.

2.	Sweep stairwells and landings or as needed.

3.	Edge vacuum and moldings.

4.	Keep lawn and landscaping properly maintained, if applicable.

QUARTERLY:

1.	HVAC filters cleaning and/or changing filters on roof tops and air handlers. (Lab areas and specialized sections not included)

ANNUALLY:

1.	Wash all windows inside and out.

* Note: Lab areas and specialized sections are not included in the above-mentioned cleaning schedule and are the sole responsibility of the LESSEE.